Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Garrett Motion Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common stock, par value $0.001 per share	457(a) and 457(o)	138,436,618	$8.29(4)	$1,147,639,563.22	$147.60 per $1,000,000	$169,391.60

	Total Offering Amounts					$1,147,639,563.22		$169,391.60

	Total Fees Previously Paid							$0

	Total Fee Offsets							$134,608.78(5)

	Net Fee Due							$34,782.82

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereby include such indeterminate number of additional securities as may be issued in connection with anti-dilution provisions or stock splits, stock dividends, recapitalizations or similar events.

(2)	Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee.
(3)

The proposed maximum aggregate offering price per share of the registrant’s common stock, par value $0.001 per share (the “Common Stock”) was calculated based upon the average of the high ($8.34) and low ($8.23) prices per share of the Common Stock on February 9, 2024, as reported by Nasdaq Global Select Market on February 9, 2024.

(4)

With respect to the offering of shares of Common Stock by the selling security holders, the proposed maximum offering price per share of Common Stock will be determined from time to time in connection with, and at the time of the sale by, the holder of such Common Stock.

(5)

Represents the total of the fee offsets claimed pursuant to Rule 457(p) under the Securities Act for the portion of registration fee previously paid with respect to unsold securities, as set forth in Table 2. The registrant has terminated the offerings related to the unsold securities associated with the claimed offset.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Garrett Motion Inc.	Form S-1	333-256659	May 28, 2021		$10,331.39	Equity	Common Stock, par value $0.001 per share	14,568,699	$94,696,543.50	$36,548.90(2)

Fee Offset Claims	Garrett Motion Inc.	Form S-1	333-256659	May 28, 2021		$124,277.39	Equity	Common Stock, par value $0.001 per share, issuable upon conversion of Series A Cumulative Convertible Preferred Stock	175,248,376	$1,139,114,444.00	$171,767.47(3)

Fee Offset Sources	Garrett Motion Inc.	Form S-1	333-256659		May 28, 2021						$208,316.37

(1)	The registrant has terminated the offering that included the unsold securities under the prior registration statement.
(2)

Fee of $36,548.90 was paid in connection with initial filing was calculated in accordance with Rule 457(c) under the Securities Act, based upon the average of the high and low prices per share of the Common Stock on May 21, 2021, as reported by Nasdaq Global Select Market on May 21, 2021, in connection with the registration of 51,539,021 shares of the Common Stock, of which, 14,568,699 shares of Common Stock remain unsold. Pursuant to Rule 457(p) the remaining fee amount of $10,331.39 pertaining to the unsold securities is available and being used to offset the fee due in connection with the filing of this Registration Statement.

(3)

Fee of $171,767.47 was paid in connection with initial filing and was calculated in accordance with Rule 457(c) under the Securities Act, based upon the average of the high and low prices per share of Common Stock on May 21, 2021, as reported by Nasdaq Global Select Market on May 21, 2021, in connection with the registration of 242,215,992 shares of the registrant’s Series A Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), which was convertible into Common Stock. Pursuant to Rule 457(i) under the Securities Act. No additional fee was paid for the registration of the 242,215,992 shares of Common Stock into which an equal number of shares of Series A Preferred Stock was convertible, of which, 175,248,376 shares of Common Stock remain unsold. Pursuant to Rule 457(p) the remaining fee amount of $124,277.39 pertaining to the unsold securities is available and being used to offset the fee due in connection with the filing of this Registration Statement.